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                                                                    EXHIBIT 3(e)
                                                                  Number: 326126

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                                  CERTIFICATE
                                       OF
                                 CHANGE OF NAME
                                  COMPANY ACT



         CANADA
PROVINCE OF BRITISH COLUMBIA




                             I Hereby Certify that

                                ZFAX IMAGE CORP.

                        has this day changed its name to

                             STELAX INDUSTRIES LTD.




                            Issued under my hand at Victoria, British Columbia
                                            on May 24, 1996



                                              /s/ J S Powell
[SEAL]

                                              JOHN S. POWELL
                                          Registrar of Companies